Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1/A of our report dated May 3, 2023 (Except for Note 3 for which the date is June 12, 2023), of SYRA HEALTH CORP. relating to the audits of the financial statements for the periods ended December 31, 2022 and 2021 and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPAS, PLLC
www.mkacpas.com
Houston, Texas

July 6, 2023